CTS Corporation 4th Quarter and Full Year 2021 Earnings Call February 8, 2022

Forward-Looking Statements This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause CTS’ actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: the ultimate impact of the COVID-19 pandemic on CTS’ business, results of operations or financial condition; changes in the economy generally and in respect to the business in which CTS operates; unanticipated issues in integrating acquisitions; the results of actions to reposition CTS’ business; rapid technological change; general market conditions in the transportation, as well as conditions in the industrial, aerospace and defense, and medical markets; reliance on key customers; unanticipated public health crises, natural disasters or other events; environmental compliance and remediation expenses; the ability to protect CTS’ intellectual property; pricing pressures and demand for CTS’ products; and risks associated with CTS’ international operations, including trade and tariff barriers, exchange rates and political and geopolitical risks. Many of these, and other risks and uncertainties, are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K and other filings made with SEC. CTS undertakes no obligation to publicly update CTS’ forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes. Non-GAAP Financial Measures The information included in this presentation includes the non-GAAP financial measures of adjusted EBITDA, adjusted net earnings, adjusted diluted EPS, total debt to capitalization and free cash flow. A reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure is included in the Appendix to this presentation. From time to time, CTS may use non-GAAP financial measures, such as those included in this presentation, in discussing its business. CTS’ management believes that the foregoing non-GAAP financial measures are commonly used by financial analysts and others in the industries in which it operates, and thus further provides useful information to investors. In addition, CTS’ management uses these measures when assessing the performance of the business and for business planning purposes. These non-GAAP financial measures are intended to supplement, not replace, CTS’ presentation of its financial results in accordance with U.S. GAAP. CTS does not provide reconciliations of forward-looking non-GAAP financial measures, such as estimated adjusted diluted earnings per share, to the most comparable GAAP financial measures on a forward-looking basis because CTS is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition related costs, foreign exchange rates and other non-routine costs. Each of such adjustments has not yet occurred, are out of CTS’ control and/or cannot be reasonably predicted. For the same reasons, CTS is unable to address the probable significance of the unavailable information.

Q4 and Full Year 2021 Highlights   Fourth Quarter FY 2021 Organic growth +6% Non-transportation revenues +25% Transportation revenues -3% New business wins $185M; added 9 new customers Strong execution despite supply chain challenges Generated +$26M operating cash flow Organic growth +19% Non-transportation revenues +25% Transportation revenues +18% New business wins $694M, a record Generated $86M operating cash flow Delivered solid growth and improved profitability All comparisons vs. same period in prior year unless otherwise noted 3

Diversification Strategy – Expanding range of technologies and products across end markets 4 Inkjet printing Transducer applications Temperature sensors EV/Hybrid platforms Passive safety, E-Brake Two-wheeler applications Traditional and intra-vascular ultrasound Temperature sensors Undersea sonar applications European sonar expansion Textured and single crystal material 2017 Revenues $423M Long term target +10% CAGR < 50% 5-15% 10-20% 20-30% 2021 Revenues $513M 1 Non-Transportation Revenue Up from 35% to 45% … Goal >50% Beginning in 2022, sales to Telecom & IT end-market are included in the Industrial end-market

Capital Allocation and M&A M&A Criteria Capital Allocation Priorities Invest in Organic Growth Strategic M&A Return cash to Shareholders 5 Strong Balance Sheet and Cash Flow, Balanced Capital Deployment

6 Our Sustainability Journey Established cross-functional ESG Steering Committee Oversight of sustainability initiatives by Nominating, Governance and Sustainability Committee Board diversity >40% Ethical business practices and compliance training for all employees Supporting sustainable products Vehicle electrification Promoting health and safety High-Definition Ultrasound Intravenous Ultrasound Industrial Automation Launched CTS CARES expanding our legacy of community involvement Strong engagement across business >600 hours in 4th Quarter 18 events 14 locations Creating Long Term Sustainable Value for Stakeholders and Community

FY 2022 Guidance 7 Revenue $550 $525 Adjusted Diluted EPS $2.25 $2.00 ($ millions) Key Assumptions Light vehicle market – US 14-15M, China ~24M, Europe 17-18M units Robust commercial vehicle market through 2022 Supply chain challenges and inflationary pressures persist Non-transportation markets robust in 1H, less visibility on 2H Tax rate in the range of 21-23% excluding discrete items

4th Quarter and Full Year 2021 Financial Results

Q4 2021 Financial Summary 9

Full Year 2021 Financial Summary 10

Strong and Consistent Cash Flow Generation Cash and Debt ($ Millions) Operating Cash Flow $14M Returned to shareholders: $9M buyback, $5M dividends $71M Free Cash Flow, 112% conversion rate Strong Balance Sheet Solid Foundation for Strategic M&A $16M Capital Expenditures in 2021 11 Note: FCF Conversion = FCF / Adjusted Net Earnings ($ Millions)

Q & A

Appendix

($ Millions, except percentages and Adjusted Diluted EPS) Financial Summary Net Sales Adjusted Diluted EPS Operating Cash Flow Total Debt / Capitalization Depreciation and Amortization Adjusted EBITDA Adjusted EBITDA % of Sales Gross Margin Gross Margin % of Sales 2019 $469.0 $1.45 $64.4 19.7% $24.6 $89.5 19.1% $157.6 33.6% 2020 $424.1 $1.12 $76.8 11.4% $26.7 $77.5 18.3% $139.1 32.8% 2021 $512.9 $1.93 $86.1 9.7% $26.9 $107.8 21.0% $184.6 36.0% 14

Regulation G Schedules ($ Millions, except percentages) Adjusted Net Earnings 15

Regulation G Schedules Adjusted Diluted EPS ($ Millions, except percentages) Total Debt to Capitalization 16

Regulation G Schedules ($ Millions, except percentages) Adjusted EBITDA 17

Regulation G Schedules ($ Millions) Free Cash Flow 18